UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2006 (December 18, 2006)
Date of Report (Date of earliest event reported)

Protective Life Insurance Company
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	001-31901 (Commission File Number)	63-0169720 (IRS Employer Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices) (Zip Code)

(205) 268-1000
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 18, 2006, Golden Gate Captive Insurance Company (“Golden Gate”), a special purpose financial captive insurance company wholly-owned by Protective Life Insurance Company (the “Company”), increased by $200 million the capacity under its surplus notes facility established with certain purchasers (the “Facility”) through which Golden Gate may issue floating rate surplus notes. The aggregate capacity of this Facility is now $600 million. On that date Golden Gate also issued $150 million in aggregate principal amount of floating rate surplus notes due August 15, 2037 (the “Notes”), resulting in an outstanding balance under this facility in the aggregate principal amount of $400 million. The Notes are direct financial obligations of Golden Gate and are not guaranteed by the Company or its parent company, Protective Life Corporation (“Protective”).

The Notes were issued by Golden Gate to fund statutory reserves required by the Valuation of Life Insurance Policies Regulation (Regulation XXX). Golden Gate has entered into agreements to reinsure certain term life insurance policies having guaranteed level premiums on a coinsurance basis from the Company and four of its subsidiaries, Empire General Assurance Corporation (“Empire General”), West Coast Life Insurance Company (“West Coast Life”), Chase Insurance Life and Annuity Company (“CILAC”) and Chase Insurance Life Company (“CILC”). Lehman Brothers Holdings, Inc. will continue to serve as committed purchaser under the surplus notes facility. Under the terms of the Notes, the holders of the Notes cannot require repayment from the Company or any of its subsidiaries, other than Golden Gate, the direct issuer of the Notes. The Company, Empire General, West Coast Life, CILAC and CILC have each agreed to indemnify Golden Gate for certain costs and the Company has agreed to be jointly and severally liable with Golden Gate as to certain of its obligations (which obligations do not include payment of principal and interest on the Notes). In addition, Protective has entered into certain support agreements with Golden Gate obligating Protective to pay or make capital contributions to Golden Gate, or otherwise provide support, in respect of certain of Golden Gate’s expenses and in certain circumstances to collateralize certain of the Company’s obligations to Golden Gate.

The annual interest rate on the Notes will equal the one-month London Interbank Offered Rate (LIBOR), plus a spread. Such interest will be paid monthly in arrears on the 26th of each month. Any payment of principal of, including by redemption, or interest on the Notes may only be made with the prior approval of the Director of Insurance of the State of South Carolina in accordance with applicable law. If an event of default occurs, the holders of the Notes have the right to declare the entire principal thereof and interest accrued thereon to be due and payable immediately, subject to regulatory approval. Golden Gate reserves the right to repay the Notes at any time, subject to regulatory approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protective Life Insurance Company
By:	/s/ STEVEN G. WALKER Steven G. Walker Senior Vice President, Controller and Chief Accounting Officer

Date: December 21, 2006